UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)         April 9, 2009
                                                --------------------------------

                                 Six Flags, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

                 1-13703                              13-3995059
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        (Commission File Number)           (IRS Employer Identification No.)

        1540 Broadway, 15th Floor
           New York, New York                                     10036
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(Address of Principal Executive Offices)                       (Zip Code)

                                 (212) 652-9403
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

      (e) On April 9, 2009, Six Flags, Inc. (the "Company") entered into new employment agreements (the "Agreements") with Mark Shapiro, its President and Chief Executive Officer, Jeffrey R. Speed, its Executive Vice President and Chief Financial Officer, Louis Koskovolis, its Executive Vice President, Corporate Alliances - Sponsorship, Mark Quenzel, its Executive Vice President, Park Strategy and Management, Andrew M. Schleimer, its Executive Vice President, Strategic Development and In-Park Services and Michael Antinoro, its Executive Vice President, Entertainment and Marketing, which supersede and replace the existing employment agreements with such individuals. The Agreements provide for each executive's continued employment with the Company in his current position during the four year period expiring on April 1, 2013, unless sooner terminated by either party.

            The Agreements provide for the following annual base salary and target bonus amounts for the executives:

                            Base Salary ($)       Target Bonus ($)
                            ---------------       ----------------
            Shapiro            1,300,000             1,300,000
            Speed                775,000               100% (of Base Salary)
            Koskovolis           650,000               500,000
            Quenzel              500,000               500,000
            Schleimer            500,000               400,000
            Antinoro             400,000               500,000

            The Agreements did not increase the rate of base salary for any of the executives from their current levels. The maximum annual bonus Mr. Shapiro may receive for any fiscal year is $2.6 million. The minimum annual bonus Mr. Speed will receive for any fiscal year is $250,000. Bonuses will be determined based upon the level of achievement of the following performance parameters:
Budgeted Adjusted EBITDA, Budgeted Free Cash Flow, Budgeted Attendance, Budgeted In-Park Net Revenue Per Capita and Budgeted Sponsorship/Licensing Revenue (each weighted 20% each), except that (i) 50% of Mr. Shapiro's bonus will be based on the attainment of the Adjusted EBITDA target (with the remaining targets weighted 12.5% each), and (ii) 50% of Mr. Koskovolis' bonus will be based on the attainment of the Sponsorship Revenue target (with the remaining targets weighted 12.5% each). No bonuses are payable if 90% of the Adjusted EBITDA target is not obtained, except for Mr. Koskovolis, who will be entitled to 50% of his bonus amount if the Sponsorship Revenue target is satisfied.

            Upon the earlier of the closing of an exchange offer for the Company's Senior Notes or the Company's emergence from a Chapter 11 bankruptcy (a "Triggering Event"), the executives will be entitled to receive success bonuses in the following amounts:

                           Success Bonus ($)
                           -----------------
            Shapiro            3,000,000
            Speed                750,000
            Koskovolis           325,000
            Quenzel              250,000
            Schleimer            250,000
            Antinoro             200,000

            Success bonuses are payable in a lump sum cash payment within ten business days of the Triggering Event, except that $1,000,000 of Mr. Shapiro's success bonus will become payable on the first anniversary of the Triggering Event (subject to his continued employment through such date) or, earlier, upon the termination of Mr. Shapiro's employment without "cause," for "good reason," without "good reason" in connection with a "change in control" or "significant change in board composition," or due to death or "disability" (as such terms are defined in the Agreements).

            In addition, upon the occurrence of a Triggering Event, the Company shall grant stock options and restricted stock to the executives representing the following percentages of the Company's then outstanding shares of common stock:

                        Restricted Stock (%)        Stock Option (%)
                        --------------------        ----------------
            Shapiro           1.25                       1.25
            Speed             0.625                      0.625
            Koskovolis        0.375                      0.375
            Quenzel           0.375                      0.375
            Schleimer         0.375                      0.375
            Antinoro          0.375                      0.375

            The restricted stock will vest ratably over four years and the stock options will cliff vest after four years, subject in each case to an executive's continued employment through the applicable vesting date.

            Severance will become payable under the Agreements upon termination of an executive's employment without "cause" or for "good reason" during the contract term. Mr. Shapiro would be entitled to receive, in addition to a pro-rated target bonus, a lump sum cash amount equal to the greater of (a) the sum of his base salary and target bonus for the remaining balance of the contract term, or (b) three times the sum of his base salary and bonus (calculated based on his annual bonus for the prior year). Mr. Speed would be entitled to receive the greater of (a) the sum of his base salary and target bonus for the remaining balance of the contract term, or (b) two times the sum of his base salary and target bonus. Each other executive would receive an amount equal to the sum of the executive's base salary for the remaining balance of the contract term and the executive's annual bonus for the prior year. In addition, each executive will receive twelve months (36 months for Mr. Shapiro) of continued health and life insurance coverage and all outstanding stock options and restricted stock will become fully vested (with stock options generally remaining exercisable for the balance of their terms).

            If Mr. Shapiro terminates his employment without "good reason" during the 90 day period following a "significant change in board composition" (i.e., the directors of the Company cease to hold a majority of seats on the Board, plus two additional Board seats), in addition to a pro-rated target bonus, Mr. Shapiro will be entitled to one-half of the severance payments and benefits that he would receive upon a termination without "cause" (as specified above) and full vesting of one-half of all unvested options and shares of restricted stock previously granted to him. If Mr. Shapiro terminates his employment without "good reason" during the 90 day period following a "change in control," in addition to a pro-rated target bonus, Mr. Shapiro will be entitled to the severance payments and benefits that he would receive upon a termination without "cause" (as specified above). In addition, upon a "change in control" all of Mr. Shapiro's outstanding stock options and restricted stock fully vest (with continued exercisability of such stock options for the balance of their terms, subject to certain limits).

            Upon expiration of the contract term, Mr. Shapiro will be entitled to receive an amount equal to (i) 18 months base salary, plus (ii) his annual bonus for the prior fiscal year, and all of Mr. Shapiro's outstanding stock options and restricted stock will fully vest (with continued exercisability of such stock options for the balance of their terms, subject to certain limits). In addition, upon expiration of the contract term, each executive will receive a pro-rata target bonus for such year.

            A copy of each of the Agreements is attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 and are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

      (d)   Exhibits

            10.1 Employment Agreement between Six Flags, Inc. and Mark Shapiro, dated as of April 1, 2009

            10.2 Employment Agreement between Six Flags, Inc. and Jeffrey R. Speed, dated as of April 1, 2009

            10.3 Employment Agreement between Six Flags, Inc. and Louis Koskovolis, dated as of April 1, 2009

            10.4 Employment Agreement between Six Flags, Inc. and Mark Quenzel, dated as of April 1, 2009

            10.5 Employment Agreement between Six Flags, Inc. and Andrew M. Schleimer, dated as of April 1, 2009

            10.6 Employment Agreement between Six Flags, Inc. and Michael Antinoro, dated as of April 1, 2009

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       SIX FLAGS, INC.



                                       By:    /s/ James M. Coughlin
                                           ------------------------------------
                                           Name:  James M. Coughlin
                                           Title: General Counsel

Date:  April 13, 2009

                                  EXHIBIT INDEX


                                                                  Paper (P) or
 Exhibit No.                     Description                     Electronic (E)
------------- ------------------------------------------------- ----------------
     10.1     Employment Agreement between Six Flags, Inc. and          E
              Mark Shapiro, dated as of April 1, 2009

     10.2     Employment Agreement between Six Flags, Inc. and          E
              Jeffrey R. Speed, dated as of April 1, 2009

     10.3     Employment Agreement between Six Flags, Inc. and          E
              Louis Koskovolis, dated as of April 1, 2009

     10.4     Employment Agreement between Six Flags, Inc. and          E
              Mark Quenzel, dated as of April 1, 2009

     10.5     Employment Agreement between Six Flags, Inc. and          E
              Andrew M. Schleimer, dated as of April 1, 2009

     10.6     Employment Agreement between Six Flags, Inc. and          E
              Michael Antinoro, dated as of April 1, 2009